As filed with the Securities and Exchange Commission on May 23, 2014

Registration No. 333-192584

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LAKELAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	6022	22-2953275
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

250 Oak Ridge Road, Oak Ridge, New Jersey 07438

(973) 697-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Shara

President and Chief Executive Officer

Lakeland Bancorp, Inc.

250 Oak Ridge Road, Oak Ridge, New Jersey 07438

(973) 697-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Matteson, Esq. Executive Vice President, General Counsel and Corporate Secretary Lakeland Bancorp, Inc. 250 Oak Ridge Road Oak Ridge, New Jersey 07438 (973) 697-2000	Laura R. Kuntz, Esq. Lloyd Jeglikowski, Esq. Lowenstein Sandler LLP 65 Livingston Avenue Roseland, New Jersey 07068 (973) 597-2500

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

On November 27, 2013, Lakeland Bancorp, Inc. (the “Registrant”) filed a Registration Statement on Form S-3 (File No. 333-192584) (the “Registration Statement”) with the Securities and Exchange Commission. The Registration Statement had registered 1,500,000 shares of the Registrant’s common stock, no par value, for sale under the Registrant’s 2013 Automatic Dividend Reinvestment and Stock Purchase Plan (the “Registrant DRP Plan”).

The Registrant has terminated the offering of securities registered pursuant to the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to convert such Registration Statement from Form S-3 to Form S-1, and to simultaneously remove from registration by means of such Post-Effective Amendment No. 1 the 1,467,520 shares of Registrant common stock which remain unsold as a result of the termination of this offering. The Registrant’s Board of Directors terminated the Registrant DRP Plan effective April 27, 2014, at which time American Stock Transfer & Trust Company, LLC (“AST”) commenced its sponsorship of a dividend reinvestment and stock purchase plan for the Registrant’s common stock that mirrors in all material respects the former Registrant DRP Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Oak Ridge, State of New Jersey, on May 23, 2014.

LAKELAND BANCORP, INC.

By:	/s/ Thomas J. Shara
Thomas J. Shara
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas J. Shara Thomas J. Shara	Director, President and Chief Executive Officer (Principal Executive Officer)	May 23, 2014

*/s/ Joseph F. Hurley Joseph F. Hurley	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 23, 2014

*/s/ Bruce D. Bohuny Bruce D. Bohuny	Director	May 23, 2014

*/s/ Roger Bosma Roger Bosma	Director	May 23, 2014

*/s/ Mary Ann Deacon Mary Ann Deacon	Director	May 23, 2014

*/s/ Edward B. Deutsch Edward B. Deutsch	Director	May 23, 2014

*/s/ Brian Flynn Brian Flynn	Director	May 23, 2014

*/s/ Mark J. Fredericks Mark J. Fredericks	Director	May 23, 2014

*/s/ Janeth C. Hendershot Janeth C. Hendershot	Director	May 23, 2014

*/s/ Thomas J. Marino Thomas J. Marino	Director	May 23, 2014

*/s/ Robert E. McCracken Robert E. McCracken	Director	May 23, 2014

*/s/ Robert B. Nicholson III Robert B. Nicholson III	Director	May 23, 2014

*/s/ Joseph P. O’Dowd Joseph P. O’Dowd	Director	May 23, 2014

*/s/ Stephen R. Tilton, Sr. Stephen R. Tilton, Sr.	Director	May 23, 2014

*By:	/s/ Thomas J. Shara
Thomas J. Shara
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney*

*	Previously filed.